Exhibit 10.16

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made effective as of [☐] [☐], 20[☐], by and between Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”) and [☐] (the “Indemnitee”), a director and/or officer of the Company.

WHEREAS, it is essential that the Company retain and attract as directors and officers the most capable persons available; and

WHEREAS, Indemnitee is a director and/or officer of the Company and in that capacity is performing a valuable service for the Company; and

WHEREAS, the Company’s Bylaws (the “Bylaws”) contain a provision which provides for indemnification of and advancement of expenses to the directors and officers of the Company for liabilities and expenses they incur in their capacities as such, and the Bylaws and the applicable indemnification statutes of the Commonwealth of Pennsylvania provide that they are not exclusive; and

WHEREAS, in recognition of Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, the potential difficulty in obtaining satisfactory Directors and Officers Liability Insurance (“D & O Insurance”) coverage, and Indemnitee’s reliance on the Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company desires to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s D & O Insurance policies.

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Indemnity of Indemnitee.

(a)                                 The Company shall indemnify and hold harmless the Indemnitee against any and all reasonable expenses, including fees and expenses of counsel, and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter “a proceeding”) and whether or not by or in the right of the Company or otherwise, to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee, trustee or representative, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; provided, however, that the Company shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee (other than a proceeding to enforce the Indemnitee’s rights to indemnification under this Agreement or otherwise) prior to a Change of Control, as defined in Section 2(e), only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

(b)                                 Subject to the foregoing limitation concerning certain proceedings initiated by the Indemnitee prior to a Change of Control, the Company shall pay the expenses (including fees and expenses of counsel) incurred by Indemnitee in connection with any proceeding in advance of the final disposition thereof promptly after receipt by the Company of a request therefor stating in reasonable detail the expenses incurred or to be incurred.

(c)                                  If a claim under paragraph (a) or (b) of this section is not paid in full by the Company within forty-five (45) days after a written claim has been received by the Company, the Indemnitee may, at any time thereafter, bring suit against the Company to recover the unpaid amount of the claim.  The burden of proving that indemnification or advances are not appropriate shall be on the Company.  The Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim to the extent he or she is successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses.  The Company shall pay such fees and expenses in advance of the final disposition of such action on the terms and conditions set forth in Section 1(b).

(d)                                 The termination of any action, suit or proceeding to which indemnitee is a party by judgment, order, settlement, or conviction, or upon a plea of nolo contender or its equivalent, shall not create a presumption that Indemnitee engaged in willful misconduct or recklessness or otherwise is not entitled to recover hereunder.

2.                                      Maintenance of Insurance and Funding.

(a)                                 The Company represents that a summary of the terms of the policies of D&O Insurance in effect as of the date of this Agreement is attached hereto as Exhibit A (the “Insurance Policies”).

Subject only to the provisions of Section 2(b) hereof, the Company agrees that, so long as Indemnitee shall continue to serve as an officer or director of the Company (or shall continue at the request of the Company to serve as a director, officer, employee, trustee or representative of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan) and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company (or served in any of said other capacities), the Company shall purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policy or policies of D & O Insurance providing coverage at least comparable to that provided pursuant to the Insurance Policies.

(b)                                 The Company shall not be required to maintain said policy or policies of D & O Insurance in effect if, in the reasonable, good faith business judgment of the then Board of Directors of the Company (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance or (iii) said insurance is not otherwise reasonably available; provided, however, that in the event the then Board of Directors makes such a judgment, the Company shall purchase and maintain in force a policy or policies of D & O Insurance in the amount and with such coverage as the then Board of Directors determines to be reasonably available.  Notwithstanding the general provisions of this Section 2(b), following a Change of Control, any decision not to maintain any policy or policies of D & O Insurance or to reduce the amount or coverage under any such policy or policies shall be effective only if there are Disinterested Directors (as defined in Section 2(e) hereof) and shall require the concurrence of a majority of the Disinterested Directors.

(c)                                  If and to the extent the Company, acting under Section 2(b), does not purchase and maintain in effect the policy or policies of D & O Insurance described in Section 2(a), the Company shall indemnify and hold harmless the Indemnitee to the full extent of the coverage which would otherwise have been provided by such policies.  The rights of the Indemnitee hereunder shall be in addition to all other rights of Indemnitee under the remaining provisions of this Agreement.

(d)                                 In the event of a Potential Change of Control or if and to the extent the Company is not required to maintain in effect the policy or policies of D & O Insurance described in Section 2(a) pursuant to the provisions of Section 2(b), the Company shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time, upon written request by Indemnitee, shall fund such Trust in an amount sufficient to pay any and all expenses, including attorneys’ fees, and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by him or on his behalf for which the Indemnitee is entitled to indemnification or with respect to which indemnification is claimed, reasonably anticipated or proposed to be paid in accordance with the terms of this Agreement or otherwise; provided that in no event shall more than $100,000 be required to be deposited in any Trust created hereunder in excess of the amounts deposited in respect of reasonably anticipated expenses, including attorneys’ fees.  The amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by a majority of the Disinterested Directors whose determination shall be final and conclusive.  At all times the Trust shall remain as an asset of the Company and subject to the claims of the Company’s creditors.

The terms of the Trust shall provide that upon a Change of Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee except as set forth in the preceding paragraph, (ii) the Trust shall advance, within two business days of a request by the Indemnitee, any and all expenses, including attorneys’ fees, to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 5 of this Agreement), (iii)

the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination by a majority of the Disinterested Directors or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement.  The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable and approved of by the Company.

(e)                                  For the purposes of this Agreement:

(i)                                     a “Change of Control” shall mean any of the following events (each of such events being herein referred to as a “Change of Control”):

A.                                    The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of Company common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting power immediately prior to such sale or disposition;

B.                                    The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors; provided, however, that the following shall not constitute a Change of Control:  (i) any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries and (ii) an acquisition by any person or group of persons of not more than forty percent (40%) of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company if such acquisition resulted from the issuance of capital stock by the Company and the issuance and the acquiring person or group was approved in advance of such issuance by at least two-thirds of the Continuing Directors then in office;

C.                                    The Company’s termination of its business and liquidation of its assets;

D.                                    There is consummated a merger, consolidation, reorganization, share exchange, or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction:  (i) all or substantially all of the persons who were the beneficial owners of the outstanding common stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets through one or more subsidiaries (a “Parent Company”)) in substantially the same proportion as their ownership of the common stock and other voting securities of the Company immediately prior to the consummation of the transaction, (ii) no person (other than (A) the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the transaction, such Parent Company, or (B) any person or group that satisfied the requirements of subsection (B)(ii), above) beneficially owns, directly or indirectly, 20% or more of the outstanding shares of common stock or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and (iii) individuals who were members of the Company’s Board of Directors immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause, (i) above is satisfied in connection with the transaction, such Parent Company); or

E.                                     The following individuals (sometimes referred to herein as “Continuing Directors”) cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the entire Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved.

(ii)                                  a “Disinterested Director” means any member of the Board of Directors of the Company who is unaffiliated with, and not a representative of, an Interested Shareholder and who was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder or became a member subsequently to fill a vacancy created by an increase in the size of the Board of Directors and did receive the favorable vote of two-thirds (2/3) of the Disinterested Directors in connection with being nominated for election by the shareholders to fill such vacancy or in being elected by the Board of Directors to fill such vacancy, and any successor of a Disinterested Director who is unaffiliated with, and not a representative of, the Interested Shareholder and is recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

(iii)                               “Interested Shareholder” means any person (other than the Company or any subsidiary of the Company and other than any profit sharing, employee stock ownership, or other employee benefit plan of the Company or any subsidiary of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

A.                                    is at such time the beneficial owner, directly or indirectly, of more then ten percent (10%) of the voting power of the outstanding common stock of the Company;

B.                                    was at any time within the two-year period immediately prior to such time the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the then outstanding common stock of the Company;

C.                                    is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of common stock of the Company which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Shareholder, if such assignment or succession has occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

(iv)                              a “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any subdivision, department, commission or agency thereof), and includes without limitation any “person”, as such term is used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

(v)                                 a “Potential Change of Control” shall occur if:

A.                                    the Company enters into an agreement or arrangement the consummation of which would result in the occurrence of a Change of Control;

B.                                    any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

C.                                    the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

3.                                      Continuation of Indemnity.

The Company’s obligations hereunder shall be applicable to any and all claims made after the date hereof regardless of when the facts upon which such claims are based occurred, including times prior to the date hereof.  All agreements and obligations of the Company contained in this Agreement shall continue during the period the Indemnitee is a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, employee, trustee or representative of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan) and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.

4.                                      Contribution.

If the full indemnification provided in Section 1 hereof may not be paid to an Indemnitee because such indemnification is prohibited by law, then in respect of any actual or threatened proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding) the Company shall contribute to the amount of expenses incurred by the Indemnitee for which indemnification is not available in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company and the Indemnitee, as well as any other relevant equitable considerations.  The relative fault of the Company (which shall be deemed to include its other directors, officers and employees) on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses.  The Company agrees that it would not be just and equitable if contribution pursuant to this section were determined by any method of allocation which does not take account of the foregoing equitable considerations.

5.                                      Notification and Defense of Claim.

As soon as practicable after receipt by the Indemnitee of actual knowledge of any action, suit or proceeding, the Indemnitee shall notify the Company thereof if a claim in respect thereof may be or is being made by the Indemnitee against the Company under this Agreement; provided, that the failure of the Indemnitee to give such notice shall not relieve the Company of its obligations hereunder except to the extent the Company is actually prejudiced by such failure.  With respect to any action, suit or proceeding as to which the Indemnitee has so notified the Company:

(a)                                 The Company will be entitled to participate therein at its own expense; and

(b)                                 Except as otherwise provided below, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After the Company notifies the Indemnitee of its election to so assume the defense, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, other than reasonable costs of investigation, including an investigation in connection with determining whether there exists a conflict of interest of the type described in (ii) of this paragraph, or as otherwise provided in this paragraph. The Indemnitee shall have the right to employ his or her counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after the Company notifies the Indemnitee of its assumption of the defense shall be at the expense of the Indemnitee unless (i) the Company authorizes the Indemnitee’s employment of counsel, provided, that following a Change of Control, the Indemnitee shall be entitled to employ his or her own counsel at the Company’s expense after giving not less than 30 days’ notice to the Company unless a majority of the Disinterested Directors determine that the Indemnitee’s interests are adequately represented by the counsel employed by the Company; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense or (iii) the Company shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion described in (ii) of this paragraph.

(c)                                  The Company shall not be obligated to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

6.                                      Undertaking to Repay Expenses.

In the event it shall ultimately be determined by a court that the Indemnitee is not entitled to be indemnified for the expenses paid by the Company pursuant to Section 1(b) hereof or otherwise or was not entitled to be fully indemnified, the Indemnitee shall repay to the Company such amount of the expenses or the appropriate portion thereof, so paid or advanced.  Indemnitee shall reimburse the Company for any amounts paid by the Company as indemnification of expenses to the extent Indemnitee receives payment for the same expenses from any insurance carrier or from another party.

7.                                      Notice.

Any notice to the Company shall be directed to Equitrans Midstream Corporation, 625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222, Attention: Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee).

8.                                      Enforcement.

In the event the Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement, the Company shall pay to the Indemnitee the fees and expenses incurred by the Indemnitee in bringing and pursuing such action if the Indemnitee is successful, in whole or in part, on the merits or otherwise, in such action.  The Company shall pay such fees and expenses in advance of the final disposition of such action on the terms and conditions set forth in Section 1(b).

9.                                      Severability.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)                                 the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)                                 to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.                               Indemnification Under this Agreement Not Exclusive.

(a)                                 The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Incorporation of the Corporation or its Bylaws, any other agreement, any vote of stockholders or directors, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office.  The protection and rights provided by this Agreement and all of such other protections and rights are intended to be cumulative.

(b)                                 It is the intention of the parties in entering into this Agreement that the insurers under any D & O Insurance policy shall be obligated ultimately to pay any claims by Indemnitee which are covered by such policy or to give such insurers any rights against the Company under or with respect to this Agreement, including, without limitation, any right to be subrogated to any of Indemnitee’s rights hereunder, unless otherwise expressly agreed to by the Company in writing and the obligation of such insurers to the Company or Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

11.                               Miscellaneous.

(a)                                 This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

(b)                                 This Agreement shall be binding upon the Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of the Indemnitee and his or her heirs, executors, personal representatives and assigns, and to the benefit of the Company, its successors and assigns.  If the Company shall merge or consolidate with another corporation or shall sell, lease, transfer or otherwise dispose of all or substantially all of its assets to one or more persons or groups (in one transaction or series of transactions), (i) the Company shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, by agreement in form and substance satisfactory to the Indemnitee, to expressly assume all of the Company’s obligations under and agree to perform this Agreement, and (ii) the term “Company” whenever used in this Agreement shall mean and include any such successor or transferee.

(c)                                  As used in this Agreement, no matter adjudicated by a court order shall be deemed “determined” or “ultimately determined,” and no matter shall be deemed a “final disposition” unless and until (i) the time to appeal, petition for writ of certiorari or allocatur, or otherwise seek appellate review or to move for reargument, rehearing or reconsideration of the order has expired and no appeal, petition for writ of certiorari, allocatur, or other appellate review, or proceedings for reargument, rehearing, or reconsideration shall then be pending, or (ii) in the event that an appeal, petition for writ of certiorari or allocatur, or other appellate review or reargument, rehearing or reconsideration thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed or review thereof shall have been denied by the highest court from which a writ of certiorari or allocatur, or other appellate review or reargument, rehearing, or reconsideration was sought, and the time to take any further appeal, to petition for writ of certiorari or allocatur, to otherwise seek appellate review, or to move for reargument, rehearing, or reconsideration shall have expired.

(d)                                 No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both of the parties hereto; provided, however, that the Company may amend this Agreement from time to time without Indemnitee’s consent to the extent deemed necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Code, including regulations and interpretations thereunder, which amendments may result in a reduction of benefits provided hereunder and/or other unfavorable changes to Indemnitee.

(e)                                  This Agreement is intended to provide for the indemnification of, and/or purchase of insurance policies providing for payments of, expenses and damages incurred with respect to bona fide claims against the Indemnitee, as a service provider, or the Company, as the service recipient, in accordance with Treas. Reg. Section 1.409A-1(b)(10), pursuant to which the Agreement shall not provide for the deferral of compensation.  The Agreement shall be construed consistently, and limited in accordance with, the provisions of such regulation.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

EQUITRANS MIDSTREAM CORPORATION

By:
Name:
Title:

INDEMNITEE

Name:

[Signature Page to Equitrans Midstream Corporation Indemnification Agreement ([☐])]

EXHIBIT A

EQUITRANS MIDSTREAM CORPORATION